CYRUSONE INC.
LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS
The undersigned hereby makes, constitutes and appoints each of Gregory R. Andrews, Robert M. Jackson, and Amitabh Rai, or any of them acting singly and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:
1.execute for and on behalf of the undersigned, in the undersigned’s capacity as a director, officer or both of CyrusOne Inc., a Maryland corporation (the “Company”), Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;
2.    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the “SEC”) and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and
3.    take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.
This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company (“Section 16 Reporting Obligations”), unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact or by execution of a subsequent power of attorney related to Section 16 Reporting Obligations. By execution of this Limited Power of Attorney, the undersigned is deemed to have revoked any prior power of attorney relating to Section 16 Reporting Obligations and to have provided notice thereof to the attorneys-in-fact named in such prior power of attorney.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 26th day of October, 2015.

Signed and acknowledged:
/s/ David Ferdman Signature
David Ferdman Printed Name

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